Exhibit 10.1

FORM OF AGREEMENT

THIS AGREEMENT (this “Agreement”), dated as of _________ is entered into by and between _________ (“Warrant Holder”) and Z Trim Holdings, Inc. (the “Corporation”).

WITNESSETH:

WHEREAS, Warrant Holder is the beneficial owner of a warrant (“Warrant”) that is exercisable for _______ shares the Corporation’s Common Stock, par value $0.00005 (the “Common Stock”) at an exercise price of $0.35; and

WHEREAS, Warrant Holder and the Corporation are willing to either (i) exchange the Warrant (the “Exchange”) for shares of Common Stock of the Corporation (such number of shares to be equal to the number of shares that would have been received by the Warrant Holder upon a cashless exercise of the Warrant at an exercise price of $0.00005) (the “Warrant Shares”) (“Option 1”), (ii) amend the Warrant (the “Amendment”) to (x) add a waiver on a one-time basis of the anti-dilution provisions contained in the Warrant  that are trigged by the Exchange, (y) increase the number of shares of Common Stock for which the Warrant is exercisable  such that the Warrant Holder receives  an additional 17.5% of shares of Common Stock and (z) extend the  expiration date of the Warrant for an additional two years (“Option 2”), or (iii) exchange a portion of the Warrant that they so designate for Warrant Shares and the remainder of the Warrant that is not exchangeable shall be  amended to (x) add a waiver on a one-time basis of the anti-dilution provisions contained in the Warrant  that are trigged by the Exchange, (y) increase the number of shares of Common Stock for which the Warrant is exercisable  such that the Warrant Holder receives  an additional 17.5% of shares of Common Stock and (z) extend the  expiration date of the Warrant for an additional two years (“Option 3”)

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.                 Exchange and/or Amendment.  By signing the signature page hereto and selecting either Option 1, Option 2 or Option 3, the Warrant Holder hereby agrees that the Warrant and rights appertaining thereto held by Warrant Holder are either (i) exchanged for the Warrant Shares, if Option 1 is selected, (ii) amended to contain the terms set forth above for the Amendment, if Option 2 is selected, or (iii) the portion of the Warrant designated by Warrant Holder is exchanged for the applicable Warrant Shares and the remainder of the Warrant that is not exchangeable shall be amended to contain the terms set forth above for the Amendment, if Option 3 is selected. The Warrant Holder’s election shall be effective as of the later of the date of acceptance of this Agreement by the Corporation, which shall be evidenced by its signature hereto, and, for Option 1 and Option 3, our receipt of the Lock-Up Agreement referred to in Section 4.  If on or prior to May 31, 2015 (subject to extension in the Company’s sole discretion), this Agreement and if Option 1 or Option 3 is selected, the Lock-Up Agreement is not received by the Corporation and accepted by the Corporation, this Agreement shall terminate on May 31, 2015 (subject to extension in the Corporation’s sole discretion).

2.                 Warrant Holder’s Representations and Warranties.  Warrant Holder represents and warrants to the Corporation as follows:

a.            Warrant Holder, if he, she or it chooses Option 1 or Option 3 is exchanging the Warrant for the Warrant Shares for Warrant Holder’s own account, for investment only and not with a view towards the public sale or distribution thereof, and not with a view to or for sale in connection with any distribution thereof;

b.            Warrant Holder is: (i) an “accredited investor” as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents hereto, and (iii) able to afford the entire loss of Warrant Holder’s investment in the Warrant Shares or Amended Warrant;

c.            Warrant Holder is the sole owner of all rights, title and interest in and to the rights to the Warrant and Warrant Holder has not assigned, transferred, licensed, pledged or otherwise encumbered such rights or agreed to do so;

d.            Warrant Holder has full power and authority to enter into this Agreement and to exchange the Warrant or enter into the Amendment as provided for herein;

e.            There are no current challenges with respect to the ownership of the Warrant; and

h.            By entering into this Agreement, Warrant Holder will not breach the terms of any agreement or arrangement with any third party.

3.                  Corporation’s Representations and Warranties.  The Corporation represents and warrants to Warrant Holder as follows:

a.            Upon issuance, the Warrant Shares, if Option 1 or Option 3 is selected, will be duly authorized and validly issued;

b.            The Corporation has full power and authority to enter into this Agreement and to issue the Warrant Shares as provided for herein;

c.            By entering into this Agreement, the Corporation will not breach the terms of any agreement or arrangement with any third party.

4.                   Lock-Up Agreement. You acknowledge and agree that the issuance of the Warrant Shares in exchange for the Warrant, if Option 1 or Option 3 is selected, is conditioned upon your exercise of a Lock-Up Agreement, which you agree to execute simultaneously with the execution of this Agreement.

5.                   Governing Law; Miscellaneous.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date as first written above.

Z TRIM HOLDINGS, INC.

By:
Name: Edward B. Smith, III
Title: Chief Executive Officer

WARRANT HOLDER

By:
Name:
Title:

TO BE COMPLETED BY THE WARRANT HOLDER:  Please choose one of the following options:

☐  Option Number 1:  Issue _______ Shares in exchange for entire Warrant

☐  Option Number 2: Amendment to entire Warrant (one time waiver of anti-dilution protection for the Exchange, the right to 17.5% additional shares of Common Stock (_______ additional Shares for the right to a total of ________ Shares), plus a two (2) year extension of the Warrant expiration date)

☐  Option Number 3:  Issue   _______Shares in exchange for ___% of the Warrant and amendment to the remaining ____% of the Warrant (one time waiver of anti-dilution protection for the Exchange, the right to 17.5% additional shares of Common Stock (_______additional Shares for the right to a total of ______ Shares) plus a two (2) year extension of the Warrant expiration date)